Exhibit 10.1

Amendment No. 1 to Stock Repurchase Agreement

This Amendment No. 1 to Stock Repurchase Agreement (the “Amendment”) dated as of January 3, 2019, by and among MediaMath Holdings, Inc., a Delaware corporation (the “Company”), and Safeguard Delaware, Inc., a Delaware corporation (the “Seller”), amends and modifies that certain Stock Repurchase Agreement, dated as of July 2, 2018 (the “Agreement”). Capitalized terms used but not defined in this Amendment will have the meaning given such terms in the Agreement.

Recitals

A.                The Company and the Seller previously entered into the Agreement.

B.                Section 10 of the Agreement provides that the Agreement may be amended only by an instrument executed by the parties to the Agreement.

C.                The Company and the Seller have agreed to enter into this Amendment to extend the Option Period.

Agreement

The parties agree as follows:

1.                 Additional Closings. Section 4(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b)            Option. From the Closing Date until September 30, 2019 (as such period may be extended only by the mutual written agreement of the Seller and the Company, the “Option Period”), subject to the terms and conditions hereof, the Company shall have the option (the “Option”) to purchase the Option Shares from the Seller. The aggregate purchase price for the Option Shares shall be (i) twelve million five hundred thousand dollars ($12,500,000) plus (ii) simple interest accruing on such amount at a rate of 7% per annum from December 29, 2018 until the date of the closing of the purchase and sale of the Option Shares (computed on the basis of actual calendar days elapsed and a year of 360 days) (the “Option Purchase Price”). The Option may only be exercised for all, but not less than all, of the Option Shares, unless otherwise mutually agreed to in writing between the Company and the Seller.”

2.                 Entire Agreement. The Agreement, as amended by this Amendment, constitutes the full and entire understanding among the parties regarding the subject matter in this Amendment and the Agreement.

3.                 Amendment Limited. Other than as set forth in this Amendment, all of the terms and conditions of the Agreement will continue in full force and effect.

4.                 Incorporation by Reference. Sections 10 through 18 of the Agreement, as modified by this Amendment, are hereby incorporated by reference herein. Any reference to the Agreement shall automatically include this Amendment, whether or not specifically referenced.

[Signature Pages Follow]

The parties have executed this Amendment No. 1 to Stock Repurchase Agreement as of the day and year first above.

Company:

MediaMath Holdings, Inc.

By:
Name:
Title:

The parties have executed this Amendment No. 1 to Stock Repurchase Agreement as of the day and year first above.

Seller:

Safeguard Delaware, Inc.

By:
Name:
Title: